Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-143005, 333-02374, 333-34766, 333-104551 and 333-167400) of Stewart Enterprises, Inc. of our report dated December 15, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
New Orleans, Louisiana
December 15, 2010